Exhibit 3.24

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

(Original Certificate of Incorporation filed with

the Delaware Secretary of State on June 30, 1997.)

1.	The name of the corporation is: Century Maintenance Supply, Inc. (the “Corporation”).

2.	The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle; and the name of its registered agent at such, address is The Corporation Service Company.

3.	The nature of the business or purposes to be conducted or promoted by the Corporation is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4.	The total number of shares of stock which the Corporation shall have authority to issue is: one thousand shares (1,000) and the par value of each of such shares is: $0.01.

5.	The Corporation is to have perpetual existence.

6.

Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The

Corporation’s obligations under this paragraph include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification. Notwithstanding this paragraph to the contrary, the Corporation will not indemnify and hold harmless any officer or director with respect to any matter that constitutes a breach of a representation or warranty or a breach of any covenant or agreement under that certain Agreement and Plan of Merger dated May 5, 1998 (as amended), among the Corporation, Century Acquisition Corp. and the shareholders of the Corporation.

7.	Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under paragraph 6 above or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

8.	The Corporation’s obligation to indemnify and to prepay expenses under paragraphs 6 and 7 above shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation of the Corporation (this “Amended and Restated Certificate”) or the bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Amended and Restated Certificate or the bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under paragraphs 6 and 7 above which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

9.

If a claim under paragraph 6 or 7 above or both of paragraph 6 and 7 above is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the

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commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

10.	The indemnification provided by the provisions of this Amended and Restated Certificate shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Amended and Restated Certificate, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

11.	The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by paragraphs 6 and 7 above may be conferred upon any employee or agent of the Corporation if, and to the extent, authorized by the Board of Directors.

12.	The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Amended and Restated Certificate, the Corporation’s bylaws, the DGCL or other applicable law.

13.	Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph 12 above, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

14.

No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this paragraph 14 shall not eliminate or limit the liability of a director: (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, as it may hereafter be amended

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from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption; or (4) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this paragraph 14 will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

15.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

Thomas I. Morgan, being the President of Century Maintenance Supply, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article One in its entirety and substituting in lieu thereof a new Article One to read as follows:

The name of the corporation is Hughes MRO Group, Inc.

SECOND: That the Board of Directors of the Corporation, by the unanimous written consent of all of its members, adopted a resolution proposing and declaring advisable the foregoing amendment to the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 141(b) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof and the necessary number of shares as required by the statute were voted in favor of the amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Century Maintenance Supply, Inc. has caused this certificate to be signed this 21st day of December, 2004.

CENTURY MAINTENANCE SUPPLY, INC.

/s/ Thomas I. Morgan
Thomas I. Morgan, President

CERTIFICATE OF MERGER

OF

MRO MERGER CORP.

INTO

CENTURY MAINTENANCE SUPPLY, INC.

UNDER SECTION 251 OF THE

GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

Pursuant to Section 251 (c) of the General Corporation law of the State of Delaware, Century Maintenance Supply, Inc., a Delaware corporation (the “Company”), and MRO Merger Corp., a Delaware corporation and wholly-owned subsidiary (the “Subsidiary”) of Hughes Supply, Inc., a Florida corporation (the “Parent”), hereby certify to the following information relating to the merger of Subsidiary with and into the Company (the “Merger”).

1. The names and states of incorporation of the Company and the Subsidiary, which are the constituent corporations in the Merger (the “Constituent Corporations”), are:

Name	State
MRO Merger Corp.	Delaware
Century Maintenance Supply, Inc.	Delaware

2. The Agreement and Plan of Merger, dated as of November 26, 2003, among the Parent, the Subsidiary, the Company and certain of the Company’s stockholders, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of December 19, 2003 (as so amended, the “Merger Agreement”), setting forth the terms and conditions of the merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 (c) of the General Corporation Law of the State of Delaware.

3. The name of the corporation surviving the Merger is Century Maintenance Supply, Inc.

4. The certificate of incorporation of Century Maintenance Supply, Inc., as amended and restated in its entirety in the form attached hereto as Exhibit A, shall be the certificate of incorporation of the surviving corporation.

5. An executed Merger Agreement is on file at the principal place of business of the surviving corporation, which is located at 10050 Cash Road, Stafford, Texas, 77477.

6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

7. This Certificate of Merger shall be effective immediately upon filing.

IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 19th day of December, 2003.

ATTEST:	CENTURY MAINTENANCE SUPPLY, INC., a Delaware corporation:

By:	By:	/s/ Richard E. Penick
Name:		Richard E. Penick
Title:		Chief Financial Officer

ATTEST:	MRO MERGER CORP., a Delaware corporation:

By:	By:	/s/ David Bearman
Name:		David Bearman
Title:		Treasurer

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EXHIBIT A TO CERTIFICATE OF MERGER

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

[See Attached]

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CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

Century Maintenance Supply, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

(1) This Certificate of Amendment of the Amended and Restated Certificate of Incorporation is being filed pursuant to Section 242 of the General Corporation Law of the State of Delaware in order to effect a reclassification of outstanding shares of the Company’s common stock, par value $.001 per share.

(2) This Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having duly adopted resolutions setting forth and declaring advisable the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, and in lieu of a meeting of the stockholders, written consent to this Certificate of Amendment of the Amended and Restated Certificate of Incorporation having been given by the holders of a majority of the outstanding stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

(3) The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting after the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation and before the second paragraph of Article IV the following:

“Effective at the time of the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation with respect hereto, each share of the Corporation’s Common Stock issued and outstanding or held in treasury immediately prior to such time shall, without any action on the part of the respective holders thereof, be reclassified into 2.30068 shares of Common Stock and each stock certificate that, immediately prior to the time of such filing, represented shares of the Corporation’s Common Stock, shall, from and after such time and without the necessity of presenting the same for exchange, represent 2.30068 shares of Common Stock.”

(4) This Certificate of Amendment of the Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective immediately upon the filing hereof

IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Century Maintenance Supply, Inc., is executed as of July 8, 1998.

CENTURY MAINTENANCE SUPPLY, INC.

By:	/s/ Dennis Bearden
Name:	Dennis Bearden
Title:	President

CERTIFICATE OF INCORPORATION

OF

CENTURY MAINTENANCE SUPPLY, INC.

The undersigned, a natural person acting as incorporator of a corporation under the General Corporation Law of the State of Delaware as the same exists or may hereafter from time to time be amended (the “DGCL”), hereby makes this Certificate of Incorporation for such corporation.

ARTICLE I

NAME

The name of the corporation is Century Maintenance Supply, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE/AGENT

The address of its registered office in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19901, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSES

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 13,000,000 shares of common stock, par value $.001 per share (“Common Stock”).

ARTICLE V

EXISTENCE

The existence of the Corporation is to be perpetual.

ARTICLE VI

NO PREEMPTIVE RIGHTS

No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE VII

NO CUMULATIVE VOTING

At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

ARTICLE VIII

STOCKHOLDER ACTION

Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the board of directors by the written order of a majority of the entire board of directors, or upon the written request of stockholders owning a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote, stating the purpose of such meeting delivered to the Chairman of the Board, the President or the Secretary.

ARTICLE IX

BOARD OF DIRECTORS

The number of directors constituting the initial Board of Directors is one and each subsequent Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Corporation’s Bylaws. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation’s Bylaws provide otherwise. Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

ARTICLE X

INDEMNIFICATION

A. Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable laws may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expenses, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

B. Prepayment of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL which requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article X or otherwise. Repayments of all amounts so advanced shall be upon such terms and conditions, if any, as the Corporation’s Board of Directors deems appropriate.

C. Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections A and B of this Article X shall arise, and all rights granted to the Corporation’s directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws of the Corporation or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under Sections A and B of this Article X which shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

D. Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

E. Nonexclusive. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

F. Permissive Indemnification. The rights to indemnification and prepayment of expenses which are conferred to the Corporation’s directors and officers by Sections A and B of this Article X may be conferred upon any employee or agent of the Corporation, if and to the extent, authorized by the Board of Directors.

G. Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article X, the Corporation’s Bylaws, the DGCL or other applicable law.

H. Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in paragraph G of this Article X, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (1) create a trust fund, (2) establish any form of self-insurance, (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (4) establish a letter of credit, guaranty or surety arrangement.

ARTICLE XI

LIMITED DIRECTOR LIABILITY

No director of the corporation shall be personally liable to the Corporation or to its stockholders for monetary damages

(1)	for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)	under Section 174 of the DGCL, as it may hereafter be amended from time to time, for any unlawful payment of a dividend or unlawful stock purchase or redemption, or

(4)	for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by DGCL, as so amended. No amendment to or repeal of this Article XI will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

ARTICLE XII

AMENDMENTS

The board of directors shall have the power to make, alter, amend and repeal the bylaws. Any bylaws made by the board of directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders; provided, however, that the bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted by stockholder action without the affirmative vote of at least a majority of the voting power of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIII

ARRANGEMENTS WITH CREDITORS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If the majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE XIII

INCORPORATOR

The name and mailing address of the incorporators is:

Dennis D. Teeter

6191 Highway Blvd., Suite 105

Katy, Texas 77494

ARTICLE XIV

SECTION 203 ELECTION

The Corporation expressly elects not be governed by Section 203 of the DGCL.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring under the penalties of perjury that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 30th day of June, 1997.

/s/ Dennis D. Teeter
Dennis D. Teeter

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